UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2025

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange
Indicate by check
Common Stock, $1 per share par value	IPC	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 11, 2025, International Paper Company (the “Company”) committed to certain actions impacting its North American Packaging Solutions business, which the Company estimates will result in aggregate pre-tax charges of approximately $357 million as further described below.

North American Packaging Solutions

The Company plans to permanently close its containerboard mill in Campti, Louisiana. The mill closure will include all production equipment with all manufacturing operations expected to cease by March 31, 2025. The closure is expected to reduce the Company’s containerboard capacity by approximately 814,000 tons annualized. The Company estimates that the closure will result in aggregate pre-tax charges of approximately $357 million, comprised of pre-tax noncash asset write-off of approximately $311 million (of which $276 million is accelerated depreciation), and pre-tax cash severance and other shutdown charges of approximately $46 million. The Company expects that these charges will be recorded during the three months ending March 31, 2025. The Company expects closure of the mill to reduce its workforce by approximately 481 employees.

On February 13, 2025, the Company issued a press release announcing these actions. A copy of the release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

This Item 2.05 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected amount of certain pre-tax charges and the anticipated timing of such pre-tax charges and certain actions described herein. These forward-looking statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied in these forward-looking statements. Factors which could cause actual results to differ from such forward-looking statements include, but are not limited to, industry, global, economic and other conditions, as well as other factors, that could affect the amount of such pre-tax charges and the timing of such pre-tax charges or actions described herein. These forward-looking statements are also subject to the risks and uncertainties relating to the business of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 16, 2024 and subsequent reports filed with the SEC. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements contained in this Item 2.05, whether as a result of new information, future events or changes in expectations.

Item 2.06.	Material Impairments.

The disclosure under Item 2.05 is incorporated by reference into this Item 2.06.

Item 9.01.	Financial and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on February 13, 2025.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: February 13, 2025	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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